Calculation of Filing Fee Tables
S-8
Bambusa Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2026 Equity Incentive Plan	Other	5,519,849	$ 16.00	$ 88,317,584.00	0.000087	$ 7,683.63
2	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to options outstanding under the 2026 Equity Incentive Plan	Other	379,102	$ 16.00	$ 6,065,632.00	0.000087	$ 527.71
3	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2026 Employee Stock Purchase Plan	Other	505,469	$ 13.60	$ 6,874,378.40	0.000087	$ 598.07
4	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to options outstanding under the 2024 Stock Plan, as amended	Other	3,167,754	$ 6.91	$ 21,889,180.14	0.000087	$ 1,904.36
5	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to restricted stock units outstanding under the 2024 Stock Plan, as amended	Other	701,797	$ 16.00	$ 11,228,752.00	0.000087	$ 976.90
Total Offering Amounts:						$ 134,375,526.54		$ 11,690.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,690.67
Offering Note
[1]	1A. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's common stock, par value $0.00001 per share (the "Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2026 Equity Incentive Plan (the "2026 EIP"), the 2026 Employee Stock Purchase Plan (the "ESPP") and the 2024 Stock Plan, as amended (the "2024 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. 1B. Represents 5,519,849 shares of Common Stock reserved for issuance under the 2026 EIP, after deducting options granted thereunder, as of the date of this Registration Statement. The number of shares of Common Stock available for issuance under the 2026 EIP will be increased by any shares of Common Stock subject to awards outstanding under the 2024 Plan that, on or after the effectiveness of the 2026 Plan, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2026 EIP from the 2024 Plan is 3,869,551. See footnotes 4A and 5A below. 1C. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.00 per share, which is the initial public offering price set forth on the cover page of the Registrant's Prospectus dated October 29, 2026 relating to its initial public offering (the "IPO Price").

[2]	See footnote 1A. 2A. Represents 379,102 shares of Common Stock reserved for issuance pursuant to options outstanding under the 2026 Plan as of the date of this Registration Statement. To the extent that, on or after the effectiveness of the 2026 EIP, any shares subject to awards under the 2026 Plan expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2026 EIP. See footnote 1B above. 2B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.00 per share, which is the weighted-average exercise price of options to purchase Common Stock outstanding under the 2026 Plan as of the date of this Registration Statement.

[3]	See footnote 1A. 3A. Represents the shares of Common Stock reserved for issuance under the ESPP. 3B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $16.00, which is the IPO Price. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on the first trading day of the offering period or on the exercise date.

[4]	See footnote 1A. 4A. Represents 3,167,754 shares of Common Stock reserved for issuance pursuant to options outstanding under the 2024 Plan as of the date of this Registration Statement. To the extent that, on or after the effectiveness of the 2026 EIP, any shares subject to awards under the 2024 Plan expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2026 EIP. See footnote 1B above. 4B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.91 per share, which is the weighted-average exercise price of options to purchase Common Stock outstanding under the 2024 Plan as of the date of this Registration Statement.

[5]	See footnote 1A. 5A. Represents 701,797 shares of Common Stock reserved for issuance pursuant to restricted stock units outstanding under the 2024 Plan as of the date of this Registration Statement. To the extent that, on or after the effectiveness of the 2026 EIP, any shares subject to awards under the 2024 Plan expire or otherwise terminate without having been issued in full, are tendered to or withheld by the Registrant for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2026 EIP. See footnote 1B above. 5B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.00 per share, which is the IPO Price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources